EXHIBIT (I) UNDER FORM N-1A
                                               Exhibit 5 under Item 601/Reg. S-K




October 11, 2000



The Trustees of
4 Winds Family of Funds
Federated Investors

Pittsburgh Office Research Park
5800 Corporate Drive - Building 2
Pittsburgh, PA  15237-5829

Gentlemen:

          The 4 Winds Family of Funds ("Trust") proposes to offer and sell a series of shares of beneficial interest representing interests in a portfolio of securities known as 4 W inds Treasury Money Market Fund (such shares of beneficial interest being herein referred to as "Shares") in the manner and on the terms set forth in its Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          As counsel, I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940 and the preparation and filing of its Registration Statement under the Securities Act of 1933. I have examined and am familiar with the provisions of the written Certificate of Trust dated August 31, 2000, an Amended and Restated Agreement and Declaration of Trust dated September 28, 2000 ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

          Based upon the foregoing, it is my opinion that:

     1. The Trust is duly organized and validly existing pursuant to the Certificate of Trust.






The Trustees of
4 Winds Family of Funds

Page 2
October 11, 2000



          2. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III of the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

          I consent to your filing this opinion as an exhibit to the Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States. This opinion is limited to the federal laws of the United States and to the laws of the State of Delaware.

                  ......            ......Very truly yours,


                  ......            ....../s/ C. Grant Anderson
                  ......            ......C. Grant Anderson
                  ......            ......Corporate Counsel
                  ......            ......Federated Services Company